UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Nevada (State or other jurisdiction of incorporation or organization)
8742 (Primary Standard Industrial Classification Code Number)

ACTION SPORTS MEDIA, INC.
(Name of small business issuer in its charter)
Nevada	46-4321216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6613 Corte Real

Carlsbad, California 92009

(858) 900-8989

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Jason Fierro, Chief Executive Officer

6613 Corte Real

Carlsbad, California92009

(858) 900-8989

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]

 Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable pursuant to the conversion of Series A Preferred Stock	1,071,429	$0.20	$214,286	$24.90
Total	1,071,429	$0.20	$214,286	$24.90

(1)	1,071,429 shares are being in accordance with a certain Registration Rights Agreement between us and Premier Venture Partners LLC dated July 24, 2014.

(2)	We are not making an initial public offering of our common stock. Only those shares to be issued pursuant to the Registration Rights Agreement and Equity Purchase Agreement, each dated July 24, 2014, are being registered pursuant to this Form S-1. In the event no shares, or fewer than the amount of shares registered under this S-1, are issued, the remaining shares registered under this S-1 will be terminated.

(3)	The registration fee is calculated in accordance with Rule 457(i) of the Securities Act, based upon the conversion price set forth in the Equity Purchase Agreement when using the highest trading price of the Company’s common stock in the last thirty (30) calendar days.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 SUBJECT TO COMPLETION DATED JANUARY _, 2014

ii

ACTION SPORTS MEDIA, INC.

1,071,429 Shares of Common Stock

This Prospectus relates to the resale of up to 1,071,429 shares of common stock of Action Sports Media, Inc., a Nevada corporation (the “Company”), par value $0.001 per share (the “Common Stock”), issuable to Premier Venture Partners LLC, a California limited liability company (“Premier Ventures”), pursuant to a preferred stock purchase agreement dated July 24, 2014 between Premier Venture and the Company (the “Stock Purchase Agreement”). The Company will not receive any proceeds from the resale of these shares of common stock. The percentage of the total outstanding common stock being registered to be offered by the Selling Security Holders is approximately 13.1% based upon 8,197,857 common shares outstanding which accounts for all 300 Series A Preferred Shares being converted into common shares at their respective conversion rate which would result in an additional 2,142,857 common shares to be issued. The Company currently has 6,055,000 common shares and 300 Series A Preferred Shares issued and outstanding as of the date of this prospectus.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions at a fixed price until our common stock is quoted on the OTCQB and thereafter at prevailing market prices or at privately negotiated prices

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Iiii

[Inside Cover of Prospectus]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should read the entire prospectus before making an investment decision to purchase our Common Stock.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.  This prospectus is not an offer to sell securities in any state where the offer is not permitted.

iv

V

PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.

In this prospectus, unless otherwise indicated, "we," "us," "our" and the "Company" refer to Action Sports Media, Inc.

BUSINESS OVERVIEW

Action Sports Media, Inc. was incorporated in the state of Nevada on December 13, 2013 for the purpose of acquiring the assets of a private marketing business operating as a sole proprietorship (d/b/a TYME). In accordance with the asset purchase agreement, it is intended that the Company will pursue its business plan of establishing and growing a boutique sports marketing agency focusing on athlete and team representation, branding, athlete program management, social media strategy and business consulting. On December 13, 2013, we executed an asset purchase agreement with Jason Fierro, our current sole officer and director (the "Asset Purchase Agreement"), pursuant to which Jason Fierro sold all of the assets of TYME to us and we issued a promissory note to Jason Fierro in the principal amount of $50,000 (the "Note") for acquisition of the assets of TYME. On December 15, 2014, the Company and Jason Fierro executed an amendment to the Asset Purchase Agreement to cancel the Note. Both parties have agreed that it is in the best interest of both parties to cancel the note as both entities are under common control. There were no identifiable assets acquired in the asset purchase agreement with TYME. The business combination of entities under common control was consummated for the purpose of acquiring TYME’s client list which will be extremely vital to executing the planned operations of the business.

BUSINESS OPERATIONS

In January of 2012, TYME, a sole proprietorship who’s assets were purchased by the Company on December 13, 2013, has been in the business of building a sports marketing agency. It has done well to expand its business by increasing its client base of motorsports teams. The Company has executed approximately (10) ten month-to-month consulting service agreements with a number of motorsport racing teams whereby the Company will provide services such as but not limited to; sponsorship acquisitions, public relations, sales, marketing and social media. The consulting agreements are similar in that they are month-to-month whereby the client or Company can terminate the agreement with a 30 day written notice. The Company is compensated with a fixed monthly fee paid at the end of each month. Fees will vary based on the size and scope of services provided. In addition to the fixed fee, the Company is compensated with a 20% commission on sponsorship deals brought in. Each consulting agreement may differ slightly based on the needs of the clients. The Company offers the following services to clients;

•	Locate and acquire sponsorship revenues through our list of Fortune 500 contacts as well as endemic brands
•	Attend events as needed to host potential sponsors and/or execute marketing campaigns

•         Provide public relations

•         Work with clients on creative activation plans for sponsors to deliver highest ROI possible

•         Assist with negotiations from current vendors to secure best possible pricing on products

•         Manage domestic and international accounts

•         Work with management team on forecasting of goods sold

•         Identify and Hire independent sales representative

•         Explore opportunities for additional domestic and/or international regions not currently selling products

We are expanding operations by adding sport vertical managers to manage our existing client base of AMA Supercross and Lucas Oil Off-Road Racing teams. We believe by adding these managers to manage the existing client base and expand revenue opportunities with current clients, it will help generate new business across the motorsports industry. . The revenue generated will be used to make enhancements to our website, secure office space, pay debt and ensure the trucking asset is fully operational to attend events and generate sponsorship revenue.

With the additional staff, we believe we will have the opportunity to build a more extensive client base and thus have the ability to create new opportunities to generate additional revenues. The additional staff will also allow us to actively market and pitch our agency’s business to potential clients. Each new hire will be specifically focused on the motorsports, skate, and surf industry. They will contact brands and athletes within these specific industries to try to secure new business.

STOCK PURCHASE AGREEMENT

On July 24, 2014, our Board of Directors finalized and authorized the execution of that certain preferred stock purchase agreement (the "Stock Purchase Agreement") with Premier Venture Partners LLC, a California limited liability company ("Premier Venture") and associated registration rights agreement dated July 24, 2014 with Premier Venture (the "Registration Rights Agreement").

In accordance with the terms and provisions of the Stock Purchase Agreement, Premier Venture shall purchase up to 5,000 of our Series A Preferred Shares (the "Series A Preferred Shares") for a purchase price of $1,000 per Series A Preferred Share subject to adjustment (the "Purchase Price"). For the first purchase of Series A Preferred Shares, Premier Venture agrees to be irrevocably bound to purchase 25 Series A Preferred Shares (the "First Purchase Shares"), which underlying common shares are being registered herein. The only condition for Premier Venture's purchase of the First Purchase Shares is the effectiveness of this Registration Statement covering the First Purchase Shares and the Company not being in breach of any of the transaction documents (as that term is defined in the Stock Purchase Agreement).

From time to time during the open period ("Open Period" means the period beginning on the earlier of: (i) 30 days after the payment for the First Purchase Shares; and (ii) 192 days after the agreement date of July 24, 2014 if the registration statement has not been declared effective by the SEC prior to such date); and (iii) one year after the agreement date of July 24, 2014 and ending on the earlier to occur of (x) the date which is 48 months from July 24, 2014 or (y) termination of the Stock Purchase Agreement), we may in our sole discretion deliver a put notice to Premier Venture which states the number of Series A Preferred Shares that we intend to sell to Premier Venture on a closing date (the "Put"). On not less than the 11th trading day after receipt of the Put (the "Request Date"), we shall deliver the Purchased Series A Preferred Shares and Premier Venture shall pay to us the respective Purchase Price.

1

The maximum number of Series A Preferred Shares that we shall be entitled to Put to Premier Venture shall not exceed the lesser of: (i) 400% of the average daily dollar trading value of the common shares for the twenty trading days prior to the Put divided by 1,000; and (ii) the number of shares for each Put as set forth on Exhibit C attached to the Stock Purchase Agreement, which Exhibit C is a table of maximum monthly purchases per below (the "Purchase Limit"). During the Open Period, we shall not be entitled to submit a Put more than once in any thirty-day period. However, if the lowest individual daily VWAP of the common shares in the ten trading days prior to a Put is great than $0.40, then for purposes of Exhibit C and the Purchase Limit, the number of Series A Preferred Shares shall be multiplied by 150%.

MAXIMUM NUMBER OF PURCHASED SHARES

Put Notice Number	Number of Shares
1	60
2	60
3	60
4	60
5	60
6	60
7	75
8	75
9	75
10	75
11	75
12	75
13	90
14	90
15	90
16	90
17	90
18	90
19	110
20	110
21	110
22	110
23	110
24	110
25	135
26	135
27	135
28	135
29	135
30	135
31	155
32	165
33	165
34	165
35	165
36	165
37	200
38	200
39	200
40	200
41	200
42	200
Total	5,000

2

The Stock Purchase Agreement also provides that if the average VWAP for the ten trading days after the Request Date is less than 85% of the average of the VWAPs for the ten trading days prior to the Request Date, then the Purchase Price for each Series A Preferred Share for such Put shall be reduced to an amount equal to such percentage multiplied by the Purchase Price (the "Adjustment to Purchase Price"). "VWAP" means the ratio of the value traded to total volume over a particular time and reflects the measurement of the average price a stock traded at over the trading horizon. It is generally calculated by adding the dollars traded for every transaction (price multiplied by number of shares traded) and then dividing by the total shares traded for the day.

The closing of each purchase by Premier Venture of the Series A Preferred Shares shall occur on the date which in the 11th trading day following the applicable Put (each, a "Closing Date"). Prior to such Closing Date, we shall issue to Premier Venture a certificate representing the Series A Preferred Shares being purchased and on the Closing Date Premier Venture shall deliver to us the Purchase Price.

We are not entitled to deliver a Put and Premier Venture shall not be obligated to purchase any shares of Series A Preferred Stock unless each of the following conditions are satisfied: (i) at all times during the period beginning on the related Put and ending on and including the related closing date, our common shares shall have been listed or quoted for trading on a principal market, shall not have been suspended from trading thereon, and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our common stock; (ii) we have delivered all conversion shares pursuant to a conversion request delivered by Premier Venture to us; (iii) the closing bid for our shares of common stock is not less than $0.005 per shares during the period beginning ten days prior to the related Put and ending on the closing date; (iv) we have complied with our obligations and are not in breach of or in default of the transaction documents; (v) no injunction shall have been issued or action commenced by a governmental authority prohibiting the purchase or issuance of the shares; (vi) we have paid all required amounts; and (vii) the issuance of the shares will not violated any shareholder approval requirements.

Upon the execution date of the Stock Purchase Agreement, we were required to issue to Premier Venture 300 Series A Preferred Shares. We are filing this First Purchase Registration Statement covering the common stock issuable upon conversion of the Series A Preferred Shares from one-half of the 300 commitment shares (the "Commitment Shares"). Premier Venture also agreed to be irrevocably bound to purchase 25 Series A Preferred Shares subject to certain requirements set forth in the Stock Purchase Agreement.

Lastly, we may not make a Put under any of the following circumstances: (i) we are no longer a SEC reporting company or is late in any required filings; (ii) we have failed to deliver to Premier Ventures any shares of common stock that it has requested pursuant to a conversion of the Series A Preferred Shares; and (iii) during the 10 trading days prior to a Put, our common stock had a closing bid of less than $0.005 per share.

We shall authorize and reserve the number of shares of common stock equal to the amount of 500% of the number of shares issuable upon conversion of all of the outstanding Series A Preferred Shares.

The "Registrable Securities" means the conversion shares deliverable to Premier Venture pursuant to the conversion into common shares of: (i) one-half of the commitment shares; (ii) the First Purchase Shares; and (ii) any common shares issued or issuable with respect to such common shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

On September 30, 2014, we issued to Premier Venture 300 Series A Preferred Shares per the Commitment Shares. Premier Venture has always been and will continue to be the only holder of the Series A Preferred Shares. The 300 Series A Preferred Commitment Shares are not included in the 5,000 Series A Preferred Shares. The 300 Series A Preferred Shares were issued as consideration at a per share price of $___ to Premier Venture entering into the Stock Purchase Agreement and the conversion ratio for the 300 Series A Preferred commitment shares is the same as the conversion ratio for any of the 5,000 Series A Preferred Shares to be purchased under the Stock Purchase Agreement.

Designation of Series A Preferred Stock

Effective August 11, 2014, our Board of Directors approved the certificate of designation for series of the preferred stock series "A", number, voting rights, conversion rights, qualifications, limitations, restrictions and other characteristics (the "Certificate of Designation"). The Certificate of Designation was filed with the Secretary of State of Nevada on August 11, 2014 reflecting that 10,000 shares of preferred stock shall be designated as Series A Preferred Stock. Thus, this leaves no shares of preferred stock authorized but undesignated as a series. The Certificate of Designation does not affect the number of total issued and outstanding common shares.

3

Series A Preferred Stock

The rights and preferences of the newly created Series A shares of Preferred Stock are generally discussed below.

Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and pari passu in right of liquidation with our common stock, par value $0.0001 per share (“Common Stock”); and (b) junior to all existing and future indebtedness of the Company.

Voting. Except as required by applicable law or as set forth herein, the holders of shares of Series A Preferred Stock will have no right to vote on any matters, questions or proceedings of this Company including, without limitation, the election of directors.

Dividends. Commencing on the date of the issuance of any such shares of Series A preferred stock (each respectively an “Issuance Date”), holders of Series A preferred stock will be entitled to receive dividends on each outstanding share of Series A preferred stock (“Dividends”), which will accrue in shares of Series A preferred stock at a rate equal to 8.00% per annum from the Issuance Date. Accrued Dividends will be payable upon redemption or conversion of the Series A preferred stock in accordance with the below. If upon any payment date, the accrued Dividends do not equal a full Series A share, such amount shall be rounded up to the next whole share amount. Any calculation of the amount of such Dividends payable will be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually. So long as any shares of Series A preferred stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any common stock. The common stock will not be redeemed while the Series A preferred stock is outstanding.

Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of common stock by reason of their ownership thereof, the holders of Series A preferred stock will be entitled to be paid out of our assets available for distribution to its stockholders an amount with respect to each share of Series A preferred stock equal to $1,000.00 plus any accrued but unpaid Dividends thereon ( collectively, the “Series A Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the shares of Series A preferred stock are not paid in full, the holders of shares of Series A preferred stock will share equally and ratably with the holders of shares of common stock in any distribution of our assets in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled. If, upon any liquidation, dissolution or winding up of the Company, our assets will be insufficient to make payment in full to all holders, then such assets will be distributed among the holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption. Company’s Redemption Option. We will have the right, at our option, to redeem all or a portion of the shares of Series A preferred stock, at a price per share equal to 130% of the Series A Liquidation Value (the “Redemption Price”).

Mandatory Redemption. If we determine to liquidate, dissolve or wind-up our business and affairs, or effect any deemed liquidation event, we will redeem the Series A preferred stock at the Redemption Price. We will not have the power to effect a deemed liquidation event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance with these provisions.

4

Conversion. Mechanics of Conversion. Subject to the terms and conditions hereof, one or more of the Series A preferred stock may be converted into shares of common stock, at any time or times after (but not on or before) the earlier to occur of the (i) six-month anniversary of the issuance date of such Series A preferred stock or (ii) an effective registration statement covering the shares if common stock to be issued pursuant to the conversion notice, at the option of holder, by written notice to the Company (the “Conversion Notice”), of the holder’s election to convert the Series A preferred stock. On the same trading day which the Company has received the conversion notice (as the case may be) by 11:59 a.m. Eastern time, or the following trading day if received after such time or on a non-trading day, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the conversion notice to the holder and the Company’s transfer agent and shall authorize the credit by the transfer agent of such aggregate number of conversion shares to which the holder is entitled pursuant to such conversion notice to holder's or its designee’s balance account with The Depository Trust Corporation (DTC) Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence. No fractional shares of common stock are to be issued upon conversion of Series A preferred stock, but rather the Company shall round up the amount to the nearest whole share. The holder shall not be required to deliver the original certificates for the Series A preferred stock in order to effect a conversion hereunder. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of conversion shares to holder.

In the event of a conversion of any Series A preferred stock pursuant to a conversion notice, the Company shall issue to the holder of such Series A preferred stock a number of shares of common stock (the “Conversion Shares”) equal to the Series A liquidation value divided by the conversion price. The conversion price shall mean the lower of (i) $0.14 per share of common stock, or (ii) 70% of the lowest individual daily VWAP in the ten trading days prior to the date the conversion notice is delivered to the Company.

Notwithstanding any other provision, at no time may the Company or holder deliver a conversion notice if the number of Conversion Shares, relating either to the Series A Preferred Commitment Shares, the First Purchase Shares or any further Series A Preferred Shares to be issued pursuant to the Stock Purchase Agreement, to be received pursuant to such conversion notice, aggregated with all other shares of common stock then beneficially (or deemed beneficially) owned by holder, would result in holder owning, on the date of delivery of the conversion notice, more than 4.99% of all common stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, as of any date, the aggregate number of shares of common stock into which the preferred stock are convertible within 61 days, together with all other shares of common stock then beneficially (or deemed beneficially) owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by holder and its affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), shall not exceed 4.99% of the total outstanding shares of common stock as of such date, however, Premier Venture may waive this upon a 61 day notice to the Company.

SUMMARY OF THIS OFFERING

Securities Offered By Selling Stockholder

•     1,071,429 shares of Common Stock underlying up to 150 shares of Series A Preferred Stock.

•      Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Common Stock Outstanding Before the Offering	• 6,055,000 shares of Common Stock issued and outstanding as of January XX, 2015.
Common Stock Outstanding After the Offering	• 7,126,429 shares of Common Stock issued and outstanding.
Total number of shares of Common Stock outstanding after the offering (if fully subscribed)	• 7,126,429 shares of Common Stock.
Net Proceeds to the Company	• We will not receive any proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholder.
OTC Markets Trading Symbol	• Not available yet.
Risk Factors	• The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors".

5

RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our Common Stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

A purchase of any Shares is an investment in our Common Stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of our operations would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. We have decided to take advantage of the exemptions provided to emerging growth companies and as a result our financial statements may not be comparable to companies that comply with public company effective dates. In addition, some investors might find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

6

There is no minimum number of shares that must be sold and no assurance that the proceeds from the sale of shares will allow the Company to meet its goals.

We are selling our Shares on a “best efforts” basis, and there is no minimum number of Shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the Shares through our employees, officers and directors, who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all Shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the Shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the Shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

We have generated revenues, but limited profits, to date.

We have generated limited profits to date. Our business model involves significant costs of services, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by us, we have only generated a small amount of total profits in the past. We hope that as our business expands that the scale of the enterprise would result in a higher operating margin and net margin.

We have a history of operating losses and there can be no assurance we will be profitable in the future. There is substantial doubt about our ability to continue as a going concern.

We have limited operating history and may experience losses in the near term. We may be dependent on sales of our equity securities and debt financing to meet our cash requirements for the future proposed expansion of operations. We had limited income from operations totaling $900 for the fiscal year ended December 31, 2013. As of December 31, 2013, we had retained earnings of $900. We need to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand our business, we would likely require additional financing. Our management must continually develop and refine its strategies and goals in order to execute our business plan on a broad scale and expand the business.

One of the biggest challenges facing us will be in securing adequate capital to continue to expand its business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. We must keep our expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives from its clients. Third, in order to expand, we will need to continue implementing effective sales and marketing strategies to reach and forge new business relationships. We have devised our initial sales, marketing and advertising strategies, however, we will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, we continuously identify, attract, solicit and manage employee talent, which requires us to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for us as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from our management, and employees may nevertheless become dissatisfied with their respective tenure with us.

Due to financial constraints and the early stage of our life, we have to date conducted limited advertising and marketing to reach customers. In addition, we have not yet located the sources of funding for further development on a broader scale through acquisitions or other major partnerships. If we were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that we will be able to develop its proposed expanded operations and business plan. Moreover, the above assumes that our services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

7

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues. We hope to obtain significant revenues from future product sales.  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities.  However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

We have a working capital deficit and significant capital requirements. Since we will continue to incur losses until we are able to generate sufficient revenues to offset our expenses, investors may be unable to sell our shares at a profit or at all.

We had a net loss of $14,970 for the nine months ended September 30, 2014 and net cash used in operations of $2,648 for the nine months ended September 30, 2014, respectively. Because we have not yet achieved or acquired sufficient operating capital and given these financial results along with our expected cash requirements in 2014, additional capital investment will be necessary to develop and sustain our operations.

Our independent registered public accounting firm has raised doubt over our ability to continue as a going concern.

The independent registered public accounting firm’s report accompanying our December 31, 2013 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected

We need additional external capital and if we are unable to raise sufficient capital fund our plans, we may be forced to delay or cease operations.

Based on our current growth plan we believe we may require approximately $500,000 in additional financing within the next twelve months to develop our sales channels. Furthermore, if the cost of our development, production and marketing programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these required funds, or on terms satisfactory to us. Our success will depend upon our ability to access equity capital markets and borrow on terms that are financially advantageous to us. However, we may not be able to obtain additional funds on acceptable terms. If we fail to obtain funds on acceptable terms, then we might be forced to delay or abandon some or all of our business plans or may not have sufficient working capital to develop products, finance acquisitions, or pursue business opportunities. If we borrow funds, then we could be forced to use a large portion of our cash reserves, if any, to repay principal and interest on those loans. If we issue our securities for capital, then the interests of investors and stockholders will be diluted.

Our business strategy depends in large part on our ability to build a robust platform of agency contracts. We may not be able to enter into a substantial number of agency contracts that we anticipate would be necessary to support our business model.

Our operational strategy depends in large part on our ability to build a robust platform of agency contracts and benefit from economies of scale and an ability to cross-pollinate and share best practices across our acquired contract parties. For example, any direct investment of resources that we make in any promotional activities relative to one sports figure may allow us to deliver the same brand enhancing benefits to another sports figure in a separate sport. Thus, unless we achieve significant economies of scale in our ability to deliver brand enhancing value at a low cost to all of our signed sports figures, we will not likely be able to optimize our services at a cost that would allow for a positive return on our investment in the respective sports figure. Accordingly, we are actively pursuing agency contracts that we intend to enter into in the future. However, as of January 2, 2015, we have no current commitments to enter into any agency contracts.

We do not know if future potential contract parties will agree to enter into agency contracts and we may not be able to attract sufficient additional agency contracts. For example, future potential contract parties may not view the agency contract as an attractive value proposition to them due to any number of factors, including differing expectations of an appropriate price which may be based on any number of factors, such as:

• we and future potential contract parties may not agree on the assumptions and estimates used to determine the estimated future earnings of potential contract parties;

• potential contract parties may not want to incur legal, tax and other burdens associated with entering into an agency contract, including, for example, ongoing information and disclosure requirements, as well as the potential risk, due to the lack of any currently binding or authoritative guidance from the IRS, that the ABI we are purchasing from the contract party could be reportable income for the contract party, and, as a result, that it may not be fully deductible for U.S. federal income tax purposes;

•the potential impact of possible disclosure of the terms of material included contracts, and the impact that these disclosure obligations may have on the ability of a contract party to enter into additional agency and/or endorsement deals or to participate in other brand-income generating activities;

•any negative perception by the media, fans, leagues, clubs or others of our business model;

•any negative perception by the media, fans, leagues, clubs or others of any of potential agency contract parties or other future contract parties, as a result of their decision to enter into an agency contract with us, or otherwise; and

•the performance of our agency contracts that we may enter into in the future.

As a result, we may be forced to revise our business model to attract additional agency contracts. We may be contractually obligated to expend capital on enhancing the brand value of our contract parties. Contract parties may require us to contractually agree to provide certain minimum levels of marketing services in order to enter into agency contracts, which we may not be able to provide or which may not give us sufficient return on capital to make the agency contract profitable. Moreover, we may be asked to provide an indemnity to the contract party against any tax risk to them. Even if potential contract parties are willing to agree to enter into agency contracts with us, others may take actions that could restrict our ability or make it more costly for us to enter into future agency contracts.

We may need to obtain additional funding to acquire additional agency contracts and we may also need additional funding to continue operations. If we fail to obtain the necessary financing, or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and we may be forced to significantly delay, scale back or discontinue our operations.

We will require additional capital to fund our operations, and if we fail to obtain necessary financing, our business plan may not be successful. Any agency contracts that we enter into in the future with contract parties may require us to make potential substantial upfront payments to acquire such agency contracts. We do not expect to necessarily have the funds that we may need to make any of these potential upfront payments under future agency contracts. Therefore, our future agency contracts for the foreseeable future may be contingent upon obtaining financing. Such financing may be expensive and time consuming to obtain, and we may not have investor interest that would enable us to obtain such financing.

Until we can generate a sufficient amount of cash from our agency contracts, if ever, we expect to finance future cash needs through public or private equity or debt offerings. Additional capital may not be available on reasonable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us we may not be able to continue to acquire additional agency contracts and we may have to significantly delay, scale back or discontinue our operations. If we raise additional funds through the issuance of additional debt or equity securities it could result in dilution to our existing stockholders, and/or fixed payment obligations that could reduce our ability to pay dividends or otherwise fund our other operations. Furthermore, these securities may have rights senior to those of our common stock and could contain covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt and other operating restrictions that could adversely impact our ability to conduct our business. Any of these events could significantly harm our business, financial condition and prospects.

Our future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:

•the rate at which we begin to realize income under our agency contracts;

•the cost of our efforts to evaluate, target and access the sports figures that meet our criteria as well as the cost and expense of negotiating agency contracts;

•our ability to enter into agency contracts and if so the amount of the upfront costs that we would have to pay to acquire such agency contracts;

•the number and characteristics of agency contracts that we may enter into;

•the cost and expenses of any equity or debt financings that would be necessary to pay the costs associated with agency contracts and any regulatory or other delays in any of these offering processes;

•the effect of competing technological and market developments;

•the cost of establishing and building our sales, marketing and compliance capabilities; and

•the rate at which we invest in marketing and other costs to assist our acquired sports figures in building and enhancing the value of their brands.

Profitability of our agency contracts may also depend upon the contracted party's ability to attract and maintain endorsements and attract and maintain other brand income generating activities.

The expenses we expect to pay for our agency contracts is based on our assumption that the contracted party will generate brand income. Therefore, we expect that the contracted party may need to be able to maintain existing included contracts as well as attract and maintain additional endorsements and other brand income generating activities. The contracted party has no obligation to take any actions to generate brand income, or to take any actions to increase the amount of brand income that the contracted party currently generates. However, even if the contracted party desires to and attempts to attract and maintain additional endorsements and other brand income generating activities there can be no assurances that such contract party will be able to do so. Competition for endorsements and other brand income opportunities is intense. These opportunities may depend on a variety of factors, including the primary occupation, such as an athlete and perceived value of such profession to marketing executives, quality of the contracted party's performance, the market in which the contracted party performs, skill of the contracted party at the contract party's position, the style of performance, as well as intangible traits such as personality, personal drive and ambition, "likability," authenticity and consistency. Thus, future endorsements and other brand income opportunities may be difficult to attract and maintain, and they may not generate brand income. A downturn in the performance of the contracted party or even the industry in which the contracted party plays could adversely affect such contracted party and thus our agency contract.

The contracted party or other third parties may refuse or fail to make payments to us under the agency contracts.

Our cash flows may depend on contracted parties and other third parties making payments under the terms of the agency contract to us. A contract party or other third party may dispute amounts to which we believe we are entitled, or may be unwilling or unable to make payments to which we are entitled, including for reasons discussed elsewhere in these risk factors. In either event, we may become involved in a dispute with the contracted party or other third party regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and the contracted party or other third party, and could be costly and time-consuming for us to pursue. Failure of the contracted party or other third party to make payments to us for any reason would adversely affect our business.

In addition, if the contract party or other third party who may be obligated to make payments to us were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests under the agency contract or otherwise may be prejudiced or impaired, perhaps significantly so. In such circumstances, we may be precluded, stayed or otherwise limited in enforcing some or all of our rights under the agency contract or otherwise and realizing the economic and other benefits contemplated therein.

Our due diligence procedures may not reveal all relevant information regarding a targeted sports figure and may result in an inaccurate assessment of the projected value of such sports figure.

Prior to entering into an agency contract with an athlete, we conduct due diligence and review the included contracts of such contracted party and other documents to support our estimate of such contracted party's projected brand income. As part of this due diligence process and assessment, we will rely in part on the contracted party to fully address our questions by disclosing all relevant information and, in some cases, on information provided by third parties. However, our due diligence processes may not uncover all relevant facts, and our agency contracts may not be profitable. While it is difficult to assess potential reputational harm of any such disclosure, an athlete's failure during our due diligence process to reveal all relevant information prior to our entering into the agency contract with such athlete may result in an inaccurate assessment of such contracted party's projected brand value potentially leading to acquisitions that may not be profitable.

8

We are subject to risks associated with each of our potential contract parties.

Our ability to increase the value of our brand may be limited and our investments in the promotion of such brands may cause the market value of our stock to decline. The value of our brand will be dependent upon the performance of and to a lesser extent the popularity of our brand and out contract parties. Contract parties in certain professional sporting leagues could be negatively affected by a league work stoppage. Contract parties in respective sporting league could be negatively affected by current and future rules of the sporting league. There could be a decline in the popularity of the respective professional sporting league and/or the team on which the contract party plays in the league or a decline in the contract party's popularity. These factors may adversely affect our overall business operations.

No assurance of continued market acceptance.

There is no assurance that our services or solutions will continue to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive.

We are an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because we are an early-stage company with a limited operating history, it could be difficult for any investor to assess our performance or to determine whether we will meet our projected business plan. We have limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, we may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on our management’s history, our projected operations in light of the risks, the limited operations and our financial results to date, and any expenses and uncertainties that may be encountered by one engaging in our industry.

9

We are an early-stage organization and have a correspondingly small financial and accounting organization. Being a public company may strain our resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

We are an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated there under entail significant accounting, legal and financial compliance costs which may be prohibitive to us as we develop our business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of our business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain adequate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

We are an early-stage company and management has no experience in being a public company.

We are an early-stage company and as such has our sole officer and director, Jason Fierro, has no experience in managing a public company. Such lack of experience may result in us experiencing difficulty in adequately operating and growing our business. Further, we may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If our operating or management abilities consistently perform below expectations, our business is unlikely to thrive.

The failure or inability to perform under client contracts could result in damage to our reputation and give rise to legal claims against us.

If clients are not satisfied with the level of performance, our reputation in the industry may suffer, which could have a material adverse effect on the business, financial condition, results of operations, and our cash flows.

We expect to incur additional expenses and may ultimately never be profitable.

We are an early-stage company and has a limited history of our operations. We will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of our best or reasonable efforts, we may have difficulty in generating revenues or remaining profitable.

Our officers and directors beneficially own and will continue to own a majority of our common stock and, as a result, can exercise control over stockholder and corporate actions.

Our officers and directors currently beneficially own approximately 99.0% of our outstanding common stock. If our preferred shareholders were to convert their 300 Series A Preferred Shares into common shares the Company would have to issue an additional 2,142,857 common shares pursuant to the conversion rights. Therefore, with factoring in the if-converted Series A Preferred Shares, our officers and directors currently beneficially own approximately 73.2% of our outstanding common stock. Assuming the sale of all the 1,071,429 issued shares in this offering, the officers and directors will own approximately 84.2% of our then outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of our common stock or prevent stockholders from realizing a premium over the market price for their Shares. Pursuant to Nevada law and our bylaws, the holders of a majority of our voting stock may authorize or take corporate action with only a notice provided to our stockholders. A stockholder vote may not be made available to our minority stockholders, and in any event, a stockholder vote would be controlled by the majority stockholders. Therefore, any potential engagement in a business combination may require stockholder approval under Nevada statutory law, however, such approval could be provided by majority stockholders. Moreover, our sole director will be able to exercise complete control over us and has the ability to make decisions regarding: (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to themselves; (ii) employment decisions, including their own compensation arrangements; and (iii) whether to enter into material transactions with related parties.

10

The success of our business depends upon the continuing contribution of our President/Chief Executive Officer, Jason Fierro, whose knowledge of our business would be difficult to replace in the event we lose his services.

We are dependent on the services of Jason Fierro, our President/Chief Executive Officer, and a member of our Board. For example, the loss of Mr. Fierro, could damage client relations and could restrict our ability to raise additional working capital if and when needed. There can be no assurance that Mr. Fierro, will continue in his present capacity for any particular period of time. Other than non-compete provisions of limited duration included in employment agreements that we will have with certain executives, we do not generally seek non-compete agreements with key personnel, and they may leave and subsequently compete against us. The loss of service of Mr. Fierro, or our failure to attract and retain other qualified and experienced personnel on acceptable terms could have a material adverse effect on our business.

Moreover, our future success is dependent in large part upon our ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of our business, our future success is highly dependent on our officers to provide the necessary experience and background to execute our business plan. The loss of any officer’s services could impede, particularly initially as we build a record and reputation, our ability to develop our objectives, and as such would negatively impact our possible overall development.

We may be unable to attract and retain the skilled consultants and/or employees needed to sustain and grow our business.

Our success to date has largely depended on, and will continue to depend on, the skills, efforts and motivations of Mr. Fierro, who generally has significant experience with us. Our success also depends largely on our ability to attract and retain highly qualified sales representatives and consultants and marketing managers and corporate management personnel. We may experience difficulties in locating and hiring qualified personnel and in retaining such personnel once hired, which may materially and adversely affect our business.

There has been no prior public market for our securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for our securities and we cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in us. We intend to apply for quotation of our common stock on the OTCQB as soon as possible which may be while this offering is still in process. However, we do not know if we will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTCQB. If for any reason the common stock is not listed on the OTCQB or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If we are not successful in our application for quotation on the OTCQB, we will apply to have its securities quoted by the Pink OTCQB Markets, Inc., real-time quotation service for over-the-counter equities.

Our shares may not become eligible to be traded electronically which could result in brokerage firms being unwilling to trade them.

11

Our shares of common stock are eligible to be quoted on the OTCBB and OTCQB. However, our shares are not eligible with Depository Trust Company (DTC) to trade electronically. Because we are not DTC eligible, our shares cannot be electronically transferred between brokerage accounts, the practical effect of which means that our shares will not trade much, if at all, on the OTCBB or OTCQB. In order for our shares to trade on the OTCBB or OTCQB, our shares would need to be traded manually between broker dealers and their accounts, which is time consuming, costly and cumbersome. We cannot guaranty that our shares will ever become DTC eligible or, if in the event we apply for DTC eligibility, how long it will take to become eligible.

We do not intend to pay dividends to our stockholders so investors will not receive any return on investment in us prior to selling their equity interest.

We do not project paying dividends but anticipate that we will retain future earnings for funding our growth and development. Therefore, investors should not expect us to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares, and if and when a market for such Shares develops. Furthermore, even if a market for our securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

Our stock may be considered a penny stock and any investment in our stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of our common stock may be below $3.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $3.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock which could impact the liquidity of our common stock.

The recently enacted JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. We meet the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

- be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

- be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

12

- be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

- be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as we qualify as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of its common stock may be adversely affected.

We may face significant competition from companies that serve our industries.

We may face competition from other companies that offer similar services. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than we possess. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. We believe that our current and anticipated services are, and will be, extremely competitive with our competition, and we are aware of the highly competitive nature of our industry.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for our services over the longer term. We have conducted no marketing studies regarding whether our business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain our operations on a continued basis.

We do not maintain certain insurance, including errors and omissions and indemnification insurance.

We have limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of our officers and directors and/or deficiencies in any of our business operations. Even assuming that we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations. Any such liability which might arise could be substantial and may exceed our assets. Our certificate of incorporation and by-laws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

We are subject to the potential factors of market and customer changes.

13

Our business is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although we intend to continue to develop and improve our services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that our competition will not develop similar or superior capabilities or that we will be successful in our internal efforts. Our future success will depend in part on our ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services.

Nevada law and our Articles of Incorporation may protect our director from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act would lead to loss of investor confident in our reports of financial information.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, after our Registration Statement is declared effective by the Securities and Exchange Commission, we intend to make a filing to which would result in the company becoming a mandatory filer under the Securities Exchange Act of 1934, as amended. For subsequent reports, we will be required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

To maintain compliance with Section 404 of the Act, we intend to engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

There is no active trading market for our shares and if an active trading market does not develop, purchasers of our shares may be unable to sell them publicly.

There is no active trading market for our shares and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

•	Investors may have difficulty buying and selling our shares or obtaining market quotations;
•	Market visibility for our common stock may be limited; and
•	A lack of visibility for our common stock may depress the market price for our shares.

14

Moreover, the future market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) conditions in the market for our products; (iv) changes in the economic performance or market valuations of companies specializing in the defense industries; (v) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (vi) addition or departure of key personnel; (vii) litigation related to any intellectual property; and (viii) sales or perceived potential sales of our shares.

In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2007, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.  Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

We are registering an aggregate of 1,071,429 shares of common stock underlying the Series A Preferred Stock issued under the Agreement. The sales of such shares could depress the market price of our common stock. Future sales of capital stock may cause our stock price to fall, including the resale of future shares by Premier Venture pursuant to the Stock Purchase Agreement.

We are registering an aggregate of 1,071,429 shares of common stock under this Prospectus, which Premier Venture may obtain upon conversion of up to 150 shares of Series A Preferred Stock. The 1,071,429 shares would represent approximately 17.7% of our shares of common stock outstanding as of the date of this Prospectus. Premier Venture is restricted from converting any Series A Preferred Stock to the extent it would cause Premier Venture to hold more than 4.99% of our total outstanding shares at any one time. The sale of these shares into the public market by Premier Venture could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. As of October 6, 2014, we had 6,055,000 shares of common stock outstanding and 300 shares of Series A Preferred stock outstanding, which are convertible into an aggregate 2,142,857 shares of common stock. Certain of the shares of common stock issuable upon exercise of certain series of our preferred stock may be freely tradable without restriction under the federal securities laws unless sold by our affiliates.

On October 5, 2014, we issued 300 shares of Series A Preferred Stock to Premier Venture under the Stock Purchase Agreement between us and Premier Venture dated July 24, 2014. Shares of our common stock may be issuable to Premier Venture upon conversion of the Series A Preferred Stock and more sales could be made of Series A Preferred Stock to Premier Venture in accordance with the terms and provisions of the Stock Purchase Agreement.

The shares of common stock Premier Venture may receive pursuant to conversion of the Series A Preferred Stock under the Stock Purchase Agreement may be freely tradable under Rule 144 or future registration statements filed by us and they may promptly sell the shares we issue to them in the public markets. Such sales, and the potential for such sales, could cause the market price of our shares to decline significantly.

There is no assurance that the total amount of funds from the sale of our Series A Preferred Shares to Premier Venture will be sufficient to enable us to continue in operations.

It is expected that the total amount of funds from the sale of our Series A Preferred Shares to Premier Venture will enable us to continue to operate for the next 24 months.  We expect that we will become profitable within the next 18 months, however there can be no assurance that we will be able to become profitable according to this schedule, or ever.  If we cannot become profitable within the next 12-24 months, additional funding may be required for our operations.  However, there can be no assurance that such funds will be available to us and/or that such funds will be available on terms acceptable to us.  Moreover the successful raising of such additional funds could further dilute the existing investors' ownership interest, resulting in diminished potential earnings and/or book value per equity owner.  If we are unable to obtain any additional funds that may become necessary, we could be required to suspend or terminate operations entirely.

15

Future sales of our common stock may depress the market price of our common stock and cause stockholders to experience dilution.

When there is a market for our shares of common stock, the market price could decline as a result of sales of substantial amounts of our common stock in the public market, including shares issued to Premier Venture in this offering and upon conversion of the Series A Preferred Stock. We may seek additional capital through one or more additional equity transactions in 2015; however, such transactions will be subject to market conditions and there can be no assurance any such transaction will be completed.

Current stockholders may experience dilution of their equity ownership because of the future issuance of additional shares of our common stock issued pursuant to conversion of the Series A Preferred Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our common stock. We are currently authorized to issue an aggregate of 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights determined by our Board of Directors. As of September 30, 2014, there are 6,055,000 shares of our common stock and 300 shares of Series A Preferred Stock outstanding. There are 5,000,000 shares of our common stock reserved for issuance pursuant to conversion of the Series A Preferred Stock. The Series A Preferred Stock is convertible into common stock in the future at prices determined at the time of conversion.

In August of 2014, our Board of Directors designated 10,000 shares of “blank check” preferred stock as Series A Preferred Stock with a par value of $0.0001 per share. Holder of Series A Preferred Stock will not have voting rights in any matters of the Company. Holders will accrue a dividend of 8.00% which will be payable in shares of Series A Preferred Stock upon redemption or conversion of the Series A Preferred Stock in accordance with the conversion terms as follows;

•	The liquidation rights state that holders of Series A preferred stock will be entitled to be paid out of our assets available for distribution to its stockholders an amount with respect to each share of Series A preferred stock equal to $1,000.00 plus any accrued but unpaid Dividends thereon.

•	Holders of Series A Preferred Stock may convert their shares into common shares of the Company based on the liquidation value noted above. The conversion price will be the lower of $0.14 per share of common stock or 70% of the lowest individual daily VWAP in the ten trading days prior to the date of a conversion notice.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock.  There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Action Sports Media, Inc. (the “Company”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-

looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

16

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock offered under this prospectus by the selling security holders. Rather, the selling security holder will receive those proceeds directly.

DILUTION

The shares that are being registered under this registration statement pertain to the potential conversion of series A preferred stock outstanding. Therefore, there will be no dilutive impact on the Company’s current shareholders as a result of re-sales by the selling shareholders of their shares under this registration statement.

If the company finds it necessary to raise additional funds, dilution may occur to some or all existing shareholders, including purchasers of shares offered in this offering, depending upon the price at which such shares are sold in the future.

The following table presents our book value per share before and after the offering. Our book value per share was calculated using our September 30, 2014 financial information. It’s calculated by taking the total shareholder equity minus preferred equity divided by our total outstanding shares.:	Maximum
Offering

Book value per share before the offering	($0.001)

Book value per share after the offering	($0.001)

17

SELLING STOCKHOLDER

Premier Venture is a selling security holder with respect to up to 1,071,429 shares of our common stock that are issuable to it upon conversion of up to 150shares of Series A Preferred Stock that may be issued to Premier Venture under the terms of the Stock Purchase Agreement.

The table below lists the following information with respect to Premier Venture: (i) the number of outstanding shares of common stock beneficially owned by Premier Venture prior to this offering; (ii) the number of shares of common stock offered by Premier Venture in this offering; (iii) the number of shares of common stock to be beneficially owned Premier Venture after the completion of this offering, assuming the sale of all of the shares of common stock offered by Premier Venture; and (iv) the percentage of outstanding shares of common stock to be beneficially owned by the selling security holder after the completion of this offering, assuming the sale of all of the shares of common stock offered by Premier Venture.

Information presented in the table below is from Premier Venture, the reports furnished to us under rules of the SEC, and our stock ownership records.

The information regarding shares beneficially owned by Premier Venture prior to the offering assumes that the shares of Series A Preferred Stock that may be converted into common stock by Premier Venture under the Stock Purchase Agreement and that are included in this Prospectus are issued, but Premier Venture may convert some, none or all of these shares and accordingly this information is provided only on this assumed basis.  The percentage of the total outstanding common stock being registered to be offered by the Selling Security Holders is 13.1% based upon 8,187,857 common shares outstanding which accounts for all 300 Series A Preferred Shares being converted into common shares at their respective conversion rate which would result in an additional 2,142,857 common shares to be issued. The Company currently has 6,055,000 common shares and 300 Series A Preferred Shares issued and outstanding as of the date of this prospectus.

Premier Venture may, from time to time, sell all, some or none of their shares in this offering. See “Plan of Distribution” below. No estimate can be given as to the number of shares that will be held by the selling security holders after completion of this offering, because the selling security holders may offer some or all of the shares, and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. Premier Venture is not a broker-dealer or affiliate of a broker-dealer.

We have had no prior relationship with Premier Venture wtihin the past three years.

	Shares Beneficially Owned Prior to the		Number of Shares Offered		Shares Beneficially Owned After the Offering
Selling Security Holder	Offering		Hereby		Number	%

Premier Venture (1)	-0-	(2)	1,071,429	(2)	1,071,429	15.03%	(2)

18

(1)	The address of the principal business office of Premier Venture is 4221 Wilshire Blvd, Suite 335, Los Angeles, CA 90010. Voting and dispositive power with respect to the shares owned by Premier Venture is exercised by Jeffrey Maller, Manager. However, for so long as Premier Venture or any of their affiliates hold any shares of our common stock, they are prohibited from, among other actions: (1) voting any shares of our common stock owned or controlled by them, or soliciting any proxies or seeking to advise or influence any person with respect to any voting securities of the issuer; (2) engaging or participating in any actions or plans that relate to or would result in, among other things, (a) acquiring additional securities of us, alone or together with any other person, which would result in them collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 4.99% of our total outstanding common stock or other voting securities, (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation, (c) a sale or transfer of a material amount of assets, (d) changes in our present board of directors or management, (e) material changes in our capitalization or dividend policy, (f) any other material change in our business or corporate structure, (g) actions which may impede the acquisition of control us by any person or entity, (h) causing a class of our securities to be delisted, (i) causing a class of our equity securities to become eligible for termination of registration; or (3) any actions similar to the foregoing.

(2)	The Series A Preferred Stock has a provision precluding the applicable Premier Venture entity from converting any shares of Series A Preferred Stock if such conversion would result in Premier Venture being deemed to beneficially own or control more than 4.99% of our outstanding common stock. The 4.99% ownership limitation does not prevent Premier Venture from selling some of its holdings and then receiving additional shares. In this way, Premier Venture could sell more than the 4.99% ownership limitation while never holding more than this limit. Subject to the foregoing overall limitation, shares include 1,071,429 shares, which is the number of shares of common stock that are being registered under this registration statement, which are issuable upon conversion of up to 150 shares of Series A Preferred Stock, or that we may choose to issue in lieu of cash as payment of the dividends on the Series A Preferred Stock and a number of shares of common stock issuable upon conversion of any additional shares of Series A Preferred Stock that we may choose to issue in lieu of cash as payment of the dividends on the Series A Preferred Stock. We may sell some, none or all of the shares of common stock to Premier Venture in the event of any Series A Preferred Stock conversions. and Premier Venture does not have the right to acquire or vote or have investment power with respect to any of these shares of common stock unless and until such shares are actually sold to Premier Venture. Accordingly, Premier Venture disclaims beneficial ownership of these shares.

To our knowledge, the preceding table represents the holdings by Premier Venture. Information concerning Premier Venture may change from time to time, which changed information will be set forth in supplements to this prospectus if and when necessary. Because Premier Venture may offer all or some of the common stock that it holds, we can only give an estimate as to the amount of common stock that will be held by the selling security holders upon the termination of this offering.  See “Plan of Distribution.”

Common Stock

This offering pertains only to our Common Stock.  Pursuant to the terms of our articles of incorporation, our common stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Shares of common stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments by the Company once fully paid and shall not be subject to assessment to pay the debts of the Company.  Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors.

Holders of common stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Company.  Upon liquidation or dissolution of, or any distribution of the assets of, the Company, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

19

USE OF PROCEEDS

Our management intends to use the proceeds of this equity line in what it believes to be our best interest. Accordingly, the following table sets forth management’s present intentions. However, the proceeds of this equity line may be used in different ways than those set forth in the following table because of a change in circumstances or some other reason that, in the business judgment of management, requires a different use of such proceeds.  This column assumes the sale of all Notes for the purposes of illustration.

Working Capital	$5,000,000

On July 24, 2014, the Company entered into a Preferred Stock Purchase Agreement (PSP), and Registration Rights Agreement (RRA), with Premier Venture Partners, LLC (“PVP, LLC”), a California limited liability company, whereby PVP, LLC shall invest up to five million dollars ($5,000,000) to purchase the Company’s Series A Preferred Stock par value $0.0001 per share. Further disclosure of the PSP and RRA are detailed in the Management Discussion & Analysis section.

We will need working capital to secure office space, add staff, maintain the content on our website (www.sportsactionmedia.com) and meet its further contractual obligations for our business ventures and operations.

DETERMINATION OF OFFERING PRICE

All shares being registered may be sold by the Selling Security Holder without our involvement.  The actual price of the stock will be determined by prevailing market prices at the time of any “Put Notice”, as defined in the Equity Purchase Agreement, which is 70% of the lowest reported trade of the Company’s common stock during the “Put Period” as defined in the Equity Purchase Agreement.

PLAN OF DISTRIBUTION

Our common stock is not listed or traded on any public exchange, and we have not applied for listing or quotation on any exchange. We are seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board and/or OTCQB Market. In order to be quoted on the OTC Bulletin Board and/or OTCQB Market, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. There is further no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• privately negotiated transactions;

• short sales;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

20

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. Securities regulations impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately near future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

21

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	The basis on which the broker or dealer made the suitability determination, and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws.  Absent compliance with such individual state laws, our common stock may not be quoted in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

DESCRIPTION OF SECURITIES

Capitalization

Upon incorporation, we were authorized to issue 110,000,000 shares of common stock, par value $0.0001. In August of 2014, we amended our articles of incorporation to designate 10,000,000 shares as “blank check” preferred shares which our Board of Directors could then designate with rights such as terms of redemption, dividend rights, voting rights, conversion rights and liquidation preferences. In August of 2014, our Board of Directors designated 10,000 shares of “blank check” preferred stock as Series A Preferred Stock with a par value of $0.0001 per share. Holder of Series A Preferred Stock will not have voting rights in any matters of the Company. Holders will accrue a dividend of 8.00% which will be payable in shares of Series A Preferred Stock upon redemption or conversion of the Series A Preferred Stock in accordance with the conversion terms as follows;

22

•	We will have the right to redeem all or a portion of the shares of Series A Preferred Stock at any time at a price per share equal to 130% of the Series A Liquidation Value. The Liquidation Value will be determined in accordance with the liquidation rights as noted in the Certificate of Designation documents filed as an exhibit in this registration statement.

•	Holders of Series A Preferred Stock may convert their shares into our common shares at the lower of $0.14 per share of common stock or 70% of the lowest individual daily VWAP in the ten trading days prior to the date of a conversion notice.

As of the date of this prospectus, we have 6,055,000 shares of common stock and 300 shares of Series A Preferred Stock issued and outstanding.

The following statements relating to the capital stock set forth the material terms of our securities, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement. Our charter may be amended in the future to increase the authorized number of common and preferred shares.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. We may issue additional shares of common stock which could dilute its current shareholder's share value.

Shares Issued

On December 13, 2013, we issued 6,000,000 shares of common stock to our founding officer, Jason Fierro. We valued the shares at a par value of $0.0001 which resulted in an expense of $600.

In the nine months ended September 30, 2014, we issued 60,000 shares of common stock for $5,500 cash. In December of 2014, the Company cancelled 5,000 shares of common stock erroneously issued.

On October 9, 2014, we issued 300 shares of Series A Preferred Stock to Premier Venture Partners, LLC as commitment to a Stock Purchase Agreement and Registration Rights Agreement dated July 24, 2014.

The shares of common stock and Series A preferred stock held by the current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of our securities.

Admission to Quotation on the OTCQB

If we meet the qualifications, it intends to apply for quotation of its securities on the OTCQB. The OTCQB differs from national and regional stock exchanges in that it: (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers; and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, we must make available adequate current public information as required by applicable rules and regulations.

23

In certain cases we may elect to have our securities initially quoted in the OTCQB. In general there is greater liquidity for traded securities on the OTCQB. It is not possible to predict where, if at all, our securities will be traded following the effectiveness of this registration statement.

Preferred Stock

The Board of Directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series with designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock.  We currently have authorized 5,000,000 Series A Preferred Stock. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock, and may adversely affect the voting and other rights of the holders of Common Stock.  As of September 30, 2014, there are 300 shares of Series A Preferred Stock issued and outstanding.  All of those shares are owned by Premier Venture.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $1.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell our common stock. The foregoing required penny stock restrictions will not apply to our common stock if such stock reaches and maintains a market price of $1.00 per share or greater.

State Securities - Blue Sky Laws

Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We are not currently listed in Standard and Poor's Corporation Records, a nationally recognized securities manual, which would provide us with “manual” exemptions in 38 states as indicated in 1 Blue Sky L. Rep. (CCH) 2401 (2008),  entitled “Standard Manuals Exemptions.”  We intend to obtain a listing in Standard and Poor's Corporation Records and intend to do so as soon as possible.

24

Thirty-eight states have what is commonly referred to as a “manual exemption” for secondary trading of securities purchased under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Records listing or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In most instances, under current state rules, secondary trading can occur in these states without further action. However no assurance can be given that such rules will not change in the future or that a specific secondary trading transaction will qualify for a manual exemption.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF BUSINESS

The Company

We are a boutique sports marketing agency focusing on athlete/team representation, brand athlete program management, social media strategy & execution and business consulting. Our sole Director Jason Fierro has over 16 years of sales and marketing experience within the action and mainstream sports industries. We plan to leverage Mr. Fierro’s network to help secure sponsorship for athletes. Being a key contributor of some of the largest social networks in the action sports industry gives us a great understanding of the social media landscape and how brands can successfully engage their audience and convert fans into customers. We also have a strong understanding of how to build and manage successful rider support programs which creates a highly profitable revenue stream for brands that is often significantly under-utilized in the action sports industry. We will also aim to help struggling brands implement highly successful processes and procedures to streamline their operation and cut business costs to maximize profits.

Business Plan

We are expanding operations by adding sport vertical managers to manage our existing client base of AMA Supercross and Lucas Oil Off-Road Racing teams. We believe by adding these managers to manage the existing client base and expand revenue opportunities with current clients, it will help generate new business across the motorsports industry. The money will also be used to make enhancements to the website, secure an office space, pay down debt and make sure the truck asset is fully operational to attend events and generate sponsorship revenue.

With the additional staff, we will have the opportunity to have more client contact and thus have the ability to create new opportunities to generate additional revenues. The additional staff will also allow us to actively market and pitch our agency’s business to potential clients. Each new hire will be specifically focused on the motorsports, skate, and surf industry. They will contact brands and athletes within these specific industries to try to secure new business.

25

Athlete/Team Representation:

Actively recruit top talent in Action, Motor and Mainstream Sports. Sign athletes to be their exclusive agency for representation and leverage existing network and access to Fortune 500 company list to secure sponsorship. We will work with athletes to develop and execute a social strategy to increase their social audience, make sure they are engaging with fans, which significantly increases their value to potential sponsors. We will customize individual sponsorship packages for each of the athletes to increase the likelihood of securing large endemic and non-endemic sponsorship.

Business Consulting

Seek out brands that are in need of internal business structure, sales program development, building out of inside/outside sales force and marketing strategy & execution. Utilizing the 17 years of our President/CEO's sales experience will provide us with an opportunity to offer brands to help them implement internal processes and procedures to streamline their company. Develop and implement successful sales programs that incentivize dealers and distributors to carry a brands product and making sure the brand is still making strong profit. We can also recruit and identify the strongest candidates to join the sales team both for inside and outside sales. Develop a strong training program for new hires as well as existing staff to ensure their success as part of the sales team and increasing sales year over year for the company.

Social Media Consulting

We further plan on assisting brands with leverage social media to drive more engagement and sales through their audience. Increase Brand Awareness- We want to increase awareness for brands among business and consumers alike. This entails targeting each vertical with relevant messaging and content. It starts with getting the brand message consistent across all social platforms. Educate the Marketplace- Let’s identify the key stories and educate the marketplace about those attributes.

Increase Engagement- Through a multi-pronged content strategy, we plan to increase engagement with a brands fans, giving them a reason to come back to their brands social channels and talk about the brand to their respective social circles. Key components of the engagement strategy will include a consistent content calendar, established content franchises, interactive copy and select giveaways/sweepstakes. Drive Conversions- Social Media can be a terrific conversion tool for brands when executed the right way. Part of our services will include strategic executions that convert fans into paying customers.

Leverage Our Relationships- TYME has unrivalled relationships in the sports space. We are constantly talking to relevant brands, properties and athletes that can become your future customers. We will leverage our relationships to identify strategic partnerships within our industry to help achieve the aforementioned goals. We understand that this demographic is looking for immersive experiences across multiple platforms. As a result, we constantly look for ways to create fully integrated social media campaigns:

•	Strategy and Execution

•	Content capture

•	Asset Management

•	Quantitative Data Analysis

•	Social CRM Management

•	Social PR

•	Viral Video Production and Distribution

26

•	Sweepstakes Creation and Implementation

•	Application Development

•	On-Site Execution

Athlete Program Management

Seek out brands that are not currently offering Athlete Programs or brands that are under utilizing their current Athlete Programs. Use online sponsorship sites such as Mxsponsor.com, Hookit.com or ProMotive.com to run grassroots ambassador program to create a large group of athletes and enthusiasts promoting brand across the country. Work with brand on creation or updating of existing Athlete Program profiles, set up support deals and review/respond to applicants. Day to Day management of program by responding to questions, weekly messages sent out to ambassadors, export of data collection and drive sales. Identifying top-level athletes that will move the needle for the brand. Attend events for activation of team initiatives and to ensure brand is being represented and athletes are taken care of with product and service.

Marketing Strategy

The overall marketing strategy for the agency will be to align ourselves with the premiere athletes/ brands in sports with action sports being the focus out of the gate. We will have a strong social media, content creation, PR Strategy and attend events that will generate buzz and interest within action sports.

Operations Management

The plan to manage operations will be to always be mindful of the bottom line and not have unnecessary spending. I will stick to established budgets and make cuts when necessary to ensure the business is not burning cash at an excessive rate.

Market Overview

The digital and sports marketing agency market is highly competitive. We compete against well established, well known agencies such as WMG, CAA, Octagon, Saatchi & Saatchi. These companies are the leaders in this segment and have large client/athlete lists built off years of successful projects and significant financial resources to gain strong brand recognition. The Company is a boutique sports marketing agency that with proper funding and execution will be poised for significant growth within this segment based off of current relationships and strong staff additions. With an infusion of capital the Company should be able to significantly increase market share and brand recognition through partnerships, events and additional clients being added to the roster.

DESCRIPTION OF PROPERTY

We lease office from our President/Chief Executive Officer located at 6613 Corte Real, Carlsbad, CA 92009. This location serves as our principal executive office.

LEGAL PROCEEDINGS

As of the date of this Prospectus, management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this Prospectus, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our financial statements and related notes thereto included elsewhere in our financial statements and notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations." We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors."

ACTION SPORTS MEDIA, INC.
Selected Financial information

	For the Nine	For the Year
	Months Ended	Ended
Statements of Operations	September 30, 2014	December 31, 2013

Revenues	72,461	76,069
Operating expenses	87,431	75,169
Net income (loss) from operations	(14,970)	900
Net income (loss) before taxes	(14,970)	900
Net income (loss) after taxes	(14,970)	900
Net income (loss) per share- basic and diluted	(0.00)	(0.00)
Weighted average shares outstanding basic	6,026,455	6,000,000

	As of	As of
Balance Sheet Data	September 30, 2014	December 31, 2013

Cash	$4,852	$1,500
Total current assets	$4,852	$1,500
Total assets	$4,852	$1,500
Total liabilities	$67,572	$
Additional paid-in capital	$5,994	$-
Accumulated earnings (deficit)	$(14,070)	$900
Total stockholders' equity	$(7,470)	$1,500

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

28

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2). This allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

GENERAL

On December 13, 2013, we executed an asset purchase agreement with Jason Fierro, our current sole officer and director (the "Asset Purchase Agreement"), pursuant to which Jason Fierro sold all of the assets of TYME to us and we issued a promissory note to Jason Fierro in the principal amount of $50,000 (the "Note") for acquisition of the assets of TYME. On December 15, 2014, the Company and Jason Fierro executed an amendment to the Asset Purchase Agreement to cancel the Note. Both parties have agreed that it is in the best interest of both parties to cancel the note as both entities are under common control. There were no identifiable assets acquired in the Asset Purchase Agreement. The business combination of entities under common control was consummated for the purpose of acquiring TYME’s client list which will be extremely vital to executing the planned operations of the business.

Planned Operations

In accordance with the asset purchase agreement, it is intended that the Company will pursue its business plan of establishing and growing a boutique sports marketing agency focusing on athlete and team representation, branding, athlete program management, social media strategy and business consulting. We are expanding operations by adding managers to manage our existing client base and expand revenue opportunities with current clients as well as generate new business/revenue within their specified sports industry and branding. The revenue generated will be used to make enhancements to our website, secure office space, pay debt and ensure the trucking asset is fully operational to attend events and generate sponsorship revenue.

With the additional staff, we believe we will have the opportunity to generate a more extensive client base and thus have the ability to create new opportunities to generate additional revenues. The additional staff will also allow us to actively market and pitch our agency’s business to potential clients. Each new hire will be specifically focused on the motorsports, skate, and surf industry. They will contact brands and athletes within these specific industries to try to secure new business. Within (6) six months, the Company plans to add Vertical Managers for 2 Wheel Motorsports & 4 Wheel Motorsports tasked to add top level athletes within these sports verticals generating fees off sponsorship acquisition. Also within (6) months, the Company plans to add a Social Media Account Manager who will focus on social media strategy and execution.

If we cannot become profitable within the next 14-24 months, additional funding may be required for our operations.  However, there can be no assurance that such funds will be available to us and/or that such funds will be available on terms acceptable to us.  Moreover the successful raising of such additional funds could further dilute the existing investors' ownership interest, resulting in diminished potential earnings and/or book value per equity owner.  If we are unable to obtain additional funds necessary, we could be required to suspend or terminate operations entirely.

Results of Operations for the nine months ended September 30, 2014 and 2013

Revenues

The financial statement activity for the period from December 14, 2013 to December 31, 2013 are those of the Company. The operating activity prior to December 13, 2013, the date of the Asset Purchase Agreement with TYME, is that solely of TYME. Action Sports Media, Inc. had minimal operations as of the prospectus date. The prior year comparable operating financial activity for the nine months ended September 30, 2013 is that solely of TYME, in as much as the Company was not incorporated until December 13, 2013. Pursuant to FASB 141, management is presenting TYME’s audited financial statements prior to the Asset Purchase Agreement because TYME’s acquisition was considered a business combination of entities under common control. Therefor the financial activity of TYME is presented as if TYME was consolidated at the beginning of the period. TYME began its operation in January of 2013.

Revenues for the nine months ended September 30, 2014 were $72,461 compared to $58,523 from the prior nine months ended September 30, 2013 which was an increase of $13,938. The Company earns all of its revenues through consulting services which it anticipates will increase when it expands its operations. The Company provides consulting and management services to individuals and teams in the motorsports, skate, and surf industry. The Company bills a retainer fee for its services which at the end of each month for services rendered. The Company follows the guidance of ASC 605-10-25-1 for the recognition of revenues.

The Costs of Revenues

The costs of revenues for the nine months ended September 30, 2014 and 2013 were approximately $0. As a percentage of revenues, the cost of revenues for the nine months ended September 30, 2014 and 2013 were 0%. The cost of revenues is extremely low at this point because all the revenues earned have been consulting revenues through TYME client list. The Company has not recorded any direct costs with regards to consulting revenues because the cost of earning these revenues have been largely attributable to the time and effort put forth by our chief executive officer, Jason Fierro. The Company plans to expand operations in the future which will likely increase the costs of revenues.

29

Operating Expenses

In the nine months ended September 30, 2014, the Company had operating expenses of $87,431 compared to $49,067 in the nine months ended September 30, 2013, which was an increase of $38,364.

In the nine months ended September 30, 2014, the Company had general, selling and administrative expenses of $22,435 compared to $5,448 in the nine months ended September 30, 2013, which was an increase of $16,987.

In the nine months ended September 30, 2014, the Company had meals & entertainment expenses of $3,187 compared to $1,599 in the nine months ended September 30, 2013, which was an increase of $1,588. Meals & entertainment expenses are fairly consistent as lunches and dinners with clients are a major part of the operations of the business.

In the nine months ended September 30, 2014, the Company had officer compensation expenses of $60,000 compared to $41,225 in the nine months ended September 30, 2013, which was an increase of $18,775. The Company executed a two year employment agreement with its sole officer and director which guarantees an annual salary of $80,000. The Company believes the salary to its sole officer is reasonable and will help budget expenses in the future.

In the nine months ended September 30, 2014, the Company had travel expenses of $1,809 compared to $795 in the nine months ended September 30, 2013, which was an increase of $1,014. The Company must travel to numerous sporting and social events in order to gain a presence in the industry and support its clients. These costs of travel are crucial to the marketing operations of the Company. The Company foresees travel costs increasing as it expands its planned operations.

Results of Operations for the year ended December 31, 2013

The financial statement activity for the period from December 14, 2013 to December 31, 2013 are those of the Company. The operating activity prior to December 13, 2013, the date of the Asset Purchase Agreement with TYME, is that solely of TYME. Action Sports Media, Inc. was incorporated on December 13, 2013. Pursuant to FASB 141, management is presenting TYME’s audited financial statements prior to the Asset Purchase Agreement because TYME’s acquisition was considered a business combination of entities under common control. Therefor the financial activity of TYME is presented as if TYME was consolidated at the beginning of the period. TYME began its operation in January of 2013.

Revenues

TYME generated $72,319 in revenues for the period from January 1, 2013 to December 31, 2013 and the Company generated $3,750 in revenues for the period from December 14, 2013 to December 31, 2013. For the year ended December 31, 2013, the Company had revenues of $76,069. The Company has earned the majority of its revenues through TYME’s consulting services. The Company anticipates it will increase revenues through its planned business expansion noted in the Plan of Operations. The Company provides consulting and management services to individuals and teams in the motorsports, skate, and surf industry. The Company bills a retainer fee for its services which at the end of each month for services rendered. The Company follows the guidance of ASC 605-10-25-1 for the recognition of revenues.

Cost of Revenues

The costs of revenues for the year ended December 31, 2013 were approximately $0. As a percentage of revenues, the cost of revenues for the year ended December 31, 2013 was 0%. The cost of revenues is extremely low at this point because all the revenues earned have been consulting revenues of TYME. The Company has not recorded any direct costs with regards to consulting revenues because the cost of earning these revenues have been largely attributable to the time and effort put forth by our chief executive officer, Jason Fierro. The Company plans to expand operations in the future which will likely increase the costs of revenues.

Operating Expenses

For the period from January 1, 2013 to December 13, 2013, TYME reported operating expenses of $74,155. For the period from December 14, 2013 to December 31, 2013, the Company reported operating expenses of $1,114. For the year ended December 31, 2013, the Company had operating expenses of $75,169.

For the period from January 1, 2013 to December 13, 2013, selling, general and administrative expenses were $74,155. For the period from December 14, 2013 to December 31, 2013, the Company reported selling, general and administrative expense of $894. For the year ended December 31, 2013, the Company had selling, general and administrative expenses of $75,169.

For the period from January 1, 2013 to December 13, 2013, meals and entertainment expenses were $14,510. For the period from December 14, 2013 to December 31, 2013, meals and entertainment expenses were $14,510. For the year ended December 31, 2013, the Company had meals and entertainment expenses of $14,730. The Company heavily relies upon social interaction with its client base to increase business.

30

For the period from January 1, 2013 to December 13, 2013, officer compensation was $45,416. For the period from December 14, 2013 to December 31, 2013, officer compensation was $0. For the year ended December 31, 2013, the Company had officer compensation expenses of $45,416.Currently, the Company relies heavily upon its sole officer and chief executive officer, Jason Fierro, to generate revenues and run the day to day operations of the business. On January 1, 2014, the Company executed a two year employment agreement with its Mr. Fierro whereby the Company will pay him a salary of $80,000 a year.

For the period from January 1, 2013 to December 13, 2013, travel expenses were $6,572. For the period from December 14, 2013 to December 31, 2013, travel expenses were $0. For the year ended December 31, 2013, the Company had travel expenses of $6,572.The Company must travel to numerous sporting and social events in order to gain a presence in the industry and support its clients. These costs of travel are crucial to the marketing operations of the Company. The Company foresees travel costs increasing as it expands its planned operations.

Liquidity and Capital Resources

As of September 30, 2014, total current assets are $4,852, which consist of $4,852 in cash.

As of December 31, 2013, total current assets were $1,500, which consisted of $1,500 in cash.

As of December 31, 2013, total current liabilities were $0.

During the year ended December 31, 2013, net cash used by operating activities were $1,500.

During the year ended December 31, 2013, net cash provided by financing activities was $1,736 which consisted of $1,736 in proceeds from a shareholder loan and $1,736 in payments against a shareholder loan.

GOING CONCERN

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our business model.  Our independent registered public accounting firm (our auditors) issued its audit report including an explanatory paragraph as to an uncertainty with respect to our ability to continue as a going concern.  If we are not able to continue as a going concern, it is likely we will be unable to execute our planned operations.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

The following table sets forth information regarding the members of our Board of Directors and our officers:

Name	Age	Position
Jason Fierro	36	Chief Executive Officer / Chief Financial Officer / Director

Jason Fierro, Chief Executive Officer/ Chief Financial Officer / Director

Mr. Fierro attended Moorpark Junior College in Los Angeles where he studied general curriculum before entering the workforce to start his career in sales and marketing. From January 2003 to October 2004, Mr. Fierro held the position as Global Director of Sales and Marketing at Graphite Design International where he led a $30M annual sales organization as well as spearheaded the marketing efforts for North American, Europe and Asia. From November 2005 to December 2006 Mr. Fierro held the position of General Manager of CEET Racing which was his first experience in the motocross industry and where he garnered experience in sports marketing focusing on athlete/team management and brand athlete program management. He lead a team of fifteen employees and was responsible for the day to day operations of the business, sales, marketing and production. From January 2007 to December 2012, Mr. Fierro transitioned from CEET to Hookit.com where he worked as Vice President of Sales for a digital media company leading a team of six employees. He was instrumental in changes to the website which lead to a better user experience and also led to higher e-commerce conversion rates for our brand customers. From January 2013 to present, he began working independently to create his own business, dba TYME, where he plans to leverage his seventeen years of sales and marketing experience within the action sports industries to expand his boutique marketing agency.

31

With a diverse background in sports and working on both the manufacturing side as well as the digital media side, Mr. Fierro will be able to strategically discuss and negotiate with brands and media sites about how our services will help them increase sales for their brand. He has a strong track record of meeting and exceeding revenue goals and is a natural leader for us. We believe his work experience qualifies him to be chief executive officer, chief financial officer and director where he will manage future employees whom will help grow our operations. .

Issuance of Stock to Founders

We issued an aggregate of 6,000,000 shares to our one founding officer and director at a per share price of $0.0001. The shares were issued in a private transaction to one United States residents in reliance on Regulation D promulgated under the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The consultant acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Committees and Terms

The board of directors (the “Board”) has not established any committees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the nine months ended September 30, 2014 and during the year ended December 31, 2013 in all capacities for the accounts of our executives, including the Chief Executive Officer / Chief Financial Officer:

Remuneration of Officers: Summary Compensation Table

Name/ Position	Year	Earned Salary	Payments Made	Aggregate Accrued Salary since Inception	Bonus	Stock Options	Compensation Plans	All Other Compensation (1)	Compensation Total

Jason Fierro CEO/CFO/ Director	2014 2013	$ 60,000 $ 44,816	$ 60,000 $ 44,816	$ - $ -	$ - $ -	$ - $ -	$ - $ -	$ - $ 600	$ 60,000 $ 45,416

(1)	On December 13, 2013, we issued 6,000,000 shares of common stock to its founding officer, Jason Fierro for services related to our formation. We valued the shares at par value of $0.0001 which resulted in an expense of $600.

Employment Agreements

32

On January 1, 2014, we entered into an employment agreement with our chief executive officer/chief financial officer, Jason Fierro, whereby we will pay Mr. Fierro an annual salary of $80,000. The employment agreement is for two years from the date of the agreement. In the nine months ended September 30, 2014, the Company has paid Mr. Fierro a total of $60,000 in payments toward his employment agreement.

Retirement

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Board of Directors

The members of the board of directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date.

Stock Option Plans

There are no stock option plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 30, 2014, with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock and Preferred Stock by (i) any holder of more than five (5%) percent; (ii) the Company’s executive officer and directors; and (iii) our directors and executive officer as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is correct. As of the date of this Prospectus, there are 6,055,000 shares of common stock and 300 shares of Series A preferred stock issued and outstanding.

Name of Beneficial Owner	Class of Stock	Number of Shares Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)

Jason Fierro (2)	Common	6,000,000	99.0%
Premier Venture Partners, LLC (3)	Common	2,142,857 (3)	13.1%
All Directors and Officers as a Group	Common	6,000,000	99.0%

(1)	Percent of Class is based on 6,055,000 common shares and 300 Series A preferred shares issued and outstanding as of September 30, 2014.

(2) (3)

Jason Fierro, 6613 Corte Real, Carlsbad, CA 92009-6037

In the event Premier Venture elects to convert the 300 Series A Preferred Shares, this would result in the issuance of 2,142,857 shares of common stock resulting in equity ownership of 13.1%. Premier Venture Partners, LLC, 4221 Wilshire Blvd., Suite 355, Los Angeles, CA 90010. Voting and dispositive power with respect to the shares owned by Premier Venture is exercised by Jeffrey Maller, Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Free office space from its Chief Executive Officer

33

The Company has been provided office space by its majority stockholder and CEO at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Shares Issued to Officer/Director

On December 13, 2013, we issued 6,000,000 shares to its one founding officer and director for services rendered to the Company up until that date. The shares issued to the founding officer were valued at par $0.0001.

Asset purchase agreement

On December 13, 2013, we executed the Asset Purchase Agreement, described in Note 4. We and Jason Fierro are related parties, as Mr. Fierro is our sole officer and director and was the sole proprietor of TYME.

Director Independence

At this time we do not have a policy that our directors or a majority are independent of management. As of the date of this Prospectus, we have one director. It is our intention to implement a policy in the future that a majority of the Board members be independent of our management as the members of the board of director’s increases after implementation of our business plan. A director is considered independent if the Board affirmatively determines that the director (or an immediate family member) does not have any direct or indirect material relationship with us or our affiliates or any member of our senior management or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under our common control, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the director’s home.

Committees: Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Diane D. Dalmy, Esq., independent legal counsel, has provided an opinion on the validity of the share of our common stock that are the subject of this prospectus.

Terry L. Johnson, CPA, an independent registered public accounting firm, has audited the balance sheet of the Company as of December 31, 2013, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2013. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Terry L. Johnson, CPA, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

34

Our certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

The SEC’s web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

35

36

ACTION SPORTS MEDIA, INC.
BALANCE SHEETS

	(Unaudited)	(Restated) (Audited)
	September 30,	December 31,
Assets:	2014	2013
Current Assets
Cash	$4,852	$1,500
Total Current Assets	4,852	1,500

Fixed assets, net	55,250	—

Total Assets	$60,102	$1,500

Liabilities and Stockholders' Deficit:
Current Liabilities
Accounts payable	$2,572	$—
Note payable	65,000	—
Total Current Liabilities	67,572	—

Total Liabilities	67,572	—

Stockholders' Equity:
Series A preferred stock, par value $0.0001, authorized
10,000,000 shares, issued 0 shares, respectively	—	—
Common stock, par value $0.0001, authorized 100,000,000 shares,
issued 6,060,000 and 6,000,000 shares, respectively	606	600
Additional paid in capital	5,994	—
Retained earnings	(14,070)	900
Total Stockholders' Equity	(7,470)	1,500

Total Liabilities and Stockholders' Equity	$60,102	$1,500

The accompanying notes are an integral part of these financial statements.

F-1

ACTION SPORTS MEDIA, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenues	$22,250	$18,474	$72,461	$58,523
Costs of Services	—	—	—	—

Gross Margin	22,250	18,474	72,461	58,523

Operating Expenses:
General and administrative	15,391	3,330	22,435	5,448
Meals & entertainment	1,777	229	3,187	1,599
Officer compensation	7,254	5,102	60,000	41,225
Travel	756	357	1,809	795
Operating Expenses	25,178	9,018	87,431	49,067

Operating Income (Loss)	(2,928)	9,456	(14,970)	9,456

Net Income (Loss) Before Taxes	(2,928)	9,456	(14,970)	9,456

Income Tax Provision	—	—	—	—

Net Income (Loss)	$(2,928)	$9,456	$(14,970)	$9,456

Net income (loss) per share- basic
and diluted	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average common shares
outstanding- basic and diluted	6,051,785	6,000,000	6,026,455	6,000,000

The accompanying notes are an integral part of these financial statements.

F-2

ACTION SPORTS MEDIA, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional		Total
	Common	Common	Paid in	Accumulated	Stockholders'
	Shares	Stock	Capital	Deficit	Equity (Deficit)
Balance January 1, 2013	—	$—	$—	$—	$—

Stock issued to founding officer of
Action Sports Media, Inc.	6,000,000	600	—	—	600
Net income for the year	—	—	—	900	900
Balance, December 31, 2013	6,000,000	600	—	900	1,500

Stock issued for cash	60,000	6	5,994	—	6,000
Net loss for nine months ended
September 30, 2014	—	—	—	(14,970)	(14,970)
Balance, September 30, 2014	6,060,000	$606	$5,994	$(14,070)	$(7,470)

The accompanying notes are an integral part of these financial statements.

F-3

ACTION SPORTS MEDIA, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss) for the Period	$(14,970)	$9,456
Adjustments to reconcile net loss to net cash
provided by operating activities:
Decpreciation	9,750	—
Changes in Operating Assets and Liabilities
Increase in accounts receivable, net	—	—
Increase in accounts payable	2,572	—
Net Cash Provided (Used) in Operating Activities	(2,648)	9,456

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	6,000	1,520
Proceeds from shareholder loan	—	(1,520)
Payments to shareholder loan	—	—
Net Cash Provided by Financing Activities	6,000	—

Net (Decrease) Increase in Cash	3,352	9,456
Cash at Beginning of Period	1,500	—
Cash at End of Period	$4,852	$9,456

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise and Income Taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:

Fixed asset purchased with note payable	$65,000	$—

The accompanying notes are an integral part of these financial statements.

F-4

ACTION SPORTS MEDIA, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On December 13, 2013, Action Sports Media, Inc. (the “Company”), was incorporated under the laws of the state of Nevada. On December 13, 2013, the Company executed an asset purchase agreement with Jason Fierro’s sole proprietorship dba TYME, (“TYME”), a private marketing business.

The Company is a boutique sports marketing agency focusing on athlete and team representation, branding, athlete program management, social media strategy and business consulting.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited quarterly financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and pursuant to the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented. The results of operations for the periods are not necessarily indicative of the results expected for the full year or any future period. These statements should be read in conjunction with the Company’s Registration Statement on this Form S-1 as filed with the SEC.

Restated prior period financials

Prior period financial activity has been restated to account for the amendment to the asset purchase agreement dated December 13, 2013. On December 15, 2014, the Company and Mr. Fierro executed an amendment to the asset purchase agreement to remove the promissory note of $50,000. This change has been reflected throughout the comparative financial activity.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At September 30, 2014 and December 31, 2013, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-5

Fair value of financial instruments

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2014 and December 31, 2013.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the nine months ended September 30, 2014 or for the year ended December 31, 2013, respectively, using the market and income approaches.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Commitments and contingencies

F-6

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”).  Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718.  FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

F-7

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB ASC. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of September 30, 2014 and December 31, 2013, respectively.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 4 – ASSET PURCHASE AGREEMENT

On December 13, 2013, the Company entered into an asset purchase agreement with Jason Fierro whereby the Company acquired all of the assets and operations of Jason Fierro’s sole proprietorship dba TYME (“TYME”) for $50,000 which was paid in the form a promissory note to Jason Fierro (the “Asset Purchase Agreement”). The promissory note bears zero percent (0%) interest if paid in full by the maturity date, June 30, 2015. If the note is not paid in full by June 30, 2015, the note will be in default and the Asset Purchase Agreement will be unwound unless other terms are negotiated.

On December 15, 2014, the Company and Jason Fierro executed an amendment to the Asset Purchase Agreement dated December 13, 2013 to cancel the promissory note of $50,000. The Company has restated its financial statements for the year ended December 31, 2013 to account for this amendment.

The Company and TYME are related parties to one another. The sole officer of the Company, Jason Fierro, is the sole proprietor of TYME. The Company did not receive an independent valuation of TYME’s assets prior to the Asset Purchase Agreement. There were no identifiable assets acquired in the asset purchase agreement with TYME. The consideration paid by the Company in the Asset Purchase Agreement was for the intangible assets such as TYME’s client lists and contracts with such clients.

The Company has accounted for the acquisition of TYME as a reorganization of entities under common control. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs with no goodwill or excess consideration recorded. Pursuant to FASB 141, the financial activity of the acquire, TYME, in a reorganization of entities under common control is presented as if the acquiree was consolidated at the beginning of the period.

F-8

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Property and equipment, net	$65,000	$—
Less: accumulated depreciation	(9,750)	—
Property and equipment, net	$55,250	$—

In the nine months ended September 30, 2014, the Company acquired an automobile valued at $65,000 in return for the Company issuing a promissory note payable; see Note 6 for more details.

Depreciation expense for the nine months ended September 30, 2014 was $9,750.

NOTE 6 – NOTE PAYABLE

On January 7, 2014, the Company purchased an automobile by issuing a promissory note for $65,000, due in one year with no interest if paid within one year. If not paid in one year, the promissory note accrues interest at 10% APR. As of September 30, 2014, the Company has a note payable balance of $65,000.

NOTE 7 – RELATED PARTY TRANSACTIONS

Free office space provided by president

The Company has been provided office space by its President, Jason Fierro, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Asset purchase agreement

On December 13, 2013, the Company executed the Asset Purchase Agreement, described in Note 4. The Company and Jason Fierro are related parties, as Mr. Fierro is the sole officer of the Company and the sole proprietor of TYME.

Employment agreement with President and CEO

On January 1, 2014, the Company entered into an employment agreement with its President/chief executive officer, Jason Fierro, whereby the Company will pay Mr. Fierro an annual salary of $80,000. The employment agreement is for two years from the date of the agreement. As of September 30, 2014, the Company has paid Mr. Fierro $60,000 in compensation.

Stock issued to founding officer

F-9

On December 13, 2013, the Company issued 6,000,000 shares of common stock to its founding officer, Jason Fierro for services related to the formation of the Company. The Company valued the shares at a par value of $.0001 which resulted in an expense of $600.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 110,000,000 shares of common stock with a par value of $0.0001.

In August of 2014, the Company amended its articles of incorporation to designate 10,000,000 shares as “blank check” preferred shares which our Board of Directors could then designate with rights such as terms of redemption, dividend rights, voting rights, conversion rights and liquidation preferences. In August of 2014, our Board of Directors designated 10,000 shares of “blank check” preferred stock as Series A Preferred Stock with a par value of $0.0001 per share. Holder of Series A Preferred Stock will not have voting rights in any matters of the Company. Holders will accrue a dividend of 8.00% which will be payable in shares of Series A Preferred Stock upon redemption or conversion of the Series A Preferred Stock in accordance with the conversion terms as follows;

•	The liquidation rights state that holders of Series A preferred stock will be entitled to be paid out of our assets available for distribution to its stockholders an amount with respect to each share of Series A preferred stock equal to $1,000.00 plus any accrued but unpaid Dividends thereon.

•	Holders of Series A Preferred Stock may convert their shares into common shares of the Company based on the liquidation value noted above. The conversion price will be the lower of $0.14 per share of common stock or 70% of the lowest individual daily VWAP in the ten trading days prior to the date of a conversion notice.

On December 13, 2013, the Company issued 6,000,000 shares of common stock to its founding officer, Jason Fierro for services related to the formation of the Company. The Company valued the shares at a par value of $.0001 which resulted in an expense of $600.

In the nine months ended September 30, 2014, the Company issued 45,000 shares of restricted common stock for $4,500 cash.

NOTE 9 – COMMITMENTS & CONTINGENCIES

On July 24, 2014, the Company entered into a Preferred Stock Purchase Agreement (PSP), and Registration Rights Agreement (RRA), with Premier Venture Partners, LLC (“PVP, LLC”), a California limited liability company, whereby PVP, LLC shall invest up to five million dollars ($5,000,000) to purchase the Company’s Series A Preferred Stock par value $0.0001 per share. Further disclosure of the PSP and RRA are detailed in the Management Discussion & Analysis section.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no material subsequent events exist.

1. 2. 3.

On October 9, 2014, the Company issued 300 shares of Series A Preferred Stock to Premier Venture Partners, LLC as commitment to a Stock Purchase Agreement and Registration Rights Agreement dated July 24, 2014.

On December 15, 2014, the Company and Jason Fierro executed an amendment to the Asset Purchase Agreement dated December 13, 2013 to cancel the promissory note of $50,000.

On December 25, 2014, the Company cancelled 5,000 shares of common stock which were erroneously issued to an investor.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and shareholders of

Action Sports Media, Inc.

San Diego, CA

I have audited the accompanying balance sheet of Action Sports Media, Inc., (the “Company”), and its acquired sole proprietorship business, TYME, as of December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2013, and the related notes to the financial statements. On December 13, 2013, the Company acquired the assets and operations of TYME, a sole proprietorship with common control, which began operations in January 2013.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audits. I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were I engaged to perform, an audit of its internal control over financial reporting. my audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

Opinion

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and the consolidated results of its operations and cash flows for the period from December 14, 2013 to

December 31, 2013 and for the period from January 1, 2013 to December 13, 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 of the accompanying financial statements, the Company has a minimum cash balance available for payment of ongoing operating expenses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Terry L. Johnson, CPA

Casselberry, Florida

June 27, 2014

Restated December 15, 2014

F-11

ACTION SPORTS MEDIA, INC. BALANCE SHEET

December 31,
Assets:	2013
Current Assets
Cash	$1,500
Total Current Assets	1,500

Total Assets	$1,500

Liabilities and Stockholders' Deficit:

Current Liabilities
Accounts payable	$-
Total Current Liabilities	-

Total Liabilities	-

Stockholders' Equity:
Common stock, par value $0.0001, authorized
110,000,000 shares, issued 6,000,000 shares, respectively	600
Additional paid in capital	-
Retained earnings	900
Total Stockholders' Equity	1,500

Total Liabilities and Stockholders' Equity	$1,500

The accompanying notes are an integral part of these financial statements.

F-12

ACTION SPORTS MEDIA, INC.
STATEMENTS OF OPERATIONS

(Includes activity of
TYME prior to
acquisition on
December 13, 2013)
For the Year
Ended
December 31,
2013
Revenues	$76,069
Costs of Services	—

Gross Margin	76,069

Operating Expenses:
General and administrative	8,451
Meals & entertainment	14,730
Officer compensation	45,416
Travel	6,572
Operating Expenses	75,169

Operating Income (Loss)	900

Net Income (Loss) Before Taxes	900

Income Tax Provision	—

Net Income (Loss)	$900

Net income (loss) per share- basic
and diluted	$0.00

Weighted average common shares
outstanding- basic and diluted	6,000,000

The accompanying notes are an integral part of these financial statements.

F-13

ACTION SPORTS MEDIA, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional		Total
	Common	Common	Paid in	Accumulated	Stockholders'
	Shares	Stock	Capital	Deficit	Equity (Deficit)
Balance January 1, 2013	—	$—	$—	$—	$—

Stock issued to founding officer of
Action Sports Media, Inc.	6,000,000	600	—	—	600

Net income for the year	—	—	—	900	900
Balance December 31, 2013	6,000,000	$600	$-	$900	$1,500

The accompanying notes are an integral part of these financial statements.

F-14

ACTION SPORTS MEDIA, INC.
STATEMENT OF CASH FLOWS

(Includes activity of
TYME prior to
acquisition on
December 13, 2013)
For the Year
Ended
December 31,
2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income for the year	$900
Adjustments to reconcile net loss to net cash
provided by operating activities:
Stock issued to founder	600
Changes in Operating Assets and Liabilities
Increase in accounts receivable, net	—
Increase in accounts payable	—
Net Cash Provided (Used) in Operating Activities	1,500

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loan	1,736
Payments to shareholder loan	(1,736)
Net Cash Provided by Financing Activities	—

Net (Decrease) Increase in Cash	1,500
Cash at Beginning of Period	—
Cash at End of Period	$1,500

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—
Franchise and Income Taxes	$—

The accompanying notes are an integral part of these financial statements.

F-15

ACTION SPORTS MEDIA, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On December 13, 2013, Action Sports Media, Inc. (the “Company”), was incorporated under the laws of the state of Nevada. On December 13, 2013, the Company executed an asset purchase agreement with Jason Fierro’s sole proprietorship dba TYME, (“TYME”), a private marketing business.

The Company is a boutique sports marketing agency focusing on athlete and team representation, branding, athlete program management, social media strategy and business consulting.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2013, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Fair value of financial instruments

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

F-16

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013 and December 31, 2012.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the years ended December 31, 2013, respectively, using the market and income approaches.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

F-17

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”).  Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718.  FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB ASC. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

F-18

There were no potentially dilutive shares outstanding as of December 31, 2013, respectively.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 4 – ASSET PURCHASE AGREEMENT

On December 13, 2013, the Company entered into an asset purchase agreement with Jason Fierro whereby the Company acquired all of the assets and operations of Jason Fierro’s sole proprietorship dba TYME (“TYME”) for $50,000 which was paid in the form a promissory note to Jason Fierro (the “Asset Purchase Agreement”). The promissory note bears zero percent (0%) interest if paid in full by the maturity date, June 30, 2015. If the note is not paid in full by June 30, 2015, the note will be in default and the Asset Purchase Agreement will be unwound unless other terms are negotiated.

Subsequent to the audit period, on December 15, 2014, the Company and Jason Fierro executed an amendment to the Asset Purchase Agreement dated December 13, 2013 to cancel the promissory note of $50,000. The Company has restated its financial statements for the year ended December 31, 2013 to account for this amendment.

The Company and TYME are related parties to one another. The sole officer of the Company, Jason Fierro, is the sole proprietor of TYME. The Company did not receive an independent valuation of TYME’s assets prior to the Asset Purchase Agreement. There were no identifiable assets acquired in the asset purchase agreement with TYME. The consideration paid by the Company in the Asset Purchase Agreement was for the intangible assets such as TYME’s client lists and contracts with such clients.

The Company has accounted for the acquisition of TYME as a reorganization of entities under common control. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs with no goodwill or excess consideration recorded. Pursuant to FASB 141, the financial activity of the acquire, TYME, in a reorganization of entities under common control is presented as if the acquiree was consolidated at the beginning of the period.

F-19

NOTE 5 – RELATED PARTY TRANSACTIONS

Free office space provided by president

The Company has been provided office space by its President, Jason Fierro, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Asset purchase agreement

On December 13, 2013, the Company executed the Asset Purchase Agreement, described in Note 4. The Company and Jason Fierro are related parties, as Mr. Fierro is the sole officer of the Company and the sole proprietor of TYME.

Stock issued to founding officer

On December 13, 2013, the Company issued 6,000,000 shares of common stock to its founding officer, Jason Fierro.

NOTE 6 – INCOME TAX

The Company, Action Sports Media, Inc., had no taxable events for the year ended December 31, 2013. Therefore, the Company has not recorded an income tax provision for financial statement purposes.

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 110,000,000 shares of common stock with a par value of $0.0001.

On December 13, 2013, the Company issued 6,000,000 shares of common stock to its founding officer, Jason Fierro. The Company valued the shares at a par value of $.0001 which resulted in an expense of $600.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no other material subsequent events exist.

1.	On January 1, 2014, the Company entered into an employment agreement with its chief executive officer, Jason Fierro, whereby the Company will pay Mr. Fierro an annual salary of $80,000. The employment agreement is for two years from the date of the agreement.

2.	On January 7, 2014, the Company purchased an automobile by issuing a promissory note for $65,000, due in one year with no interest if paid within one year. If not paid in one year, the promissory note accrues interest at 10% APR.

3.	In May of 2014, the Company received $4,500 cash for the sale of 45,000 shares of restricted common stock.

4.	On July 24, 2014, the Company entered into a Preferred Stock Purchase Agreement (PSP), and Registration Rights Agreement (RRA), with Premier Venture Partners, LLC (“PVP, LLC”), a California limited liability company, whereby PVP, LLC shall invest up to five million dollars ($5,000,000) to purchase the Company’s Series A Preferred Stock par value $0.0001 per share.

Further disclosure of the PSP and RRA are detailed in the Management Discussion & Analysis section.

F-20

5.	In August of 2014, the Company amended its articles of incorporation to designate 10,000,000 shares as “blank check” preferred shares which our Board of Directors could then designate with rights such as terms of redemption, dividend rights, voting rights, conversion rights and liquidation preferences. In August of 2014, our Board of Directors designated 10,000 shares of “blank check” preferred stock as Series A Preferred Stock with a par value of $0.0001 per share. Holder of Series A Preferred Stock will not have voting rights in any matters of the Company. Holders will accrue a dividend of 8.00% which will be payable in shares of Series A Preferred Stock upon redemption or conversion of the Series A Preferred Stock in accordance with the conversion terms as follows;

•	The liquidation rights state that holders of Series A preferred stock will be entitled to be paid out of our assets available for distribution to its stockholders an amount with respect to each share of Series A preferred stock equal to $1,000.00 plus any accrued but unpaid Dividends thereon.

•	Holders of Series A Preferred Stock may convert their shares into common shares of the Company based on the liquidation value noted above. The conversion price will be the lower of $0.14 per share of common stock or 70% of the lowest individual daily VWAP in the ten trading days prior to the date of a conversion notice.

6.

On October 9, 2014, the Company issued 300 shares of Series A Preferred Stock to Premier Venture Partners, LLC as commitment to a Stock Purchase Agreement and Registration Rights Agreement dated July 24, 2014.

7.	On December 15, 2014, the Company and Jason Fierro executed an amendment to the Asset Purchase Agreement dated December 13, 2013 to cancel the promissory note of $50,000.

F-21

[Back Cover]

PROSPECTUS

 DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, 2015, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

We have agreed to pay for all costs associated with the preparation and filing of this Form S-1. Additional shares of the company’s stock will be issued as a result of this filing in addition to shares previously issued are being registered hereunder.  Accordingly, there are additional costs or other expenses associated with the issuance and distribution of these additional shares.

INDEMNIFICATION AND UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

37

Indemnification of Directors and Officers.

Article VIII of our Articles of Incorporation (See, Exhibit 3.1) and Article Eleven of the Company’s By-Laws (See, Exhibit 3.2) provide that our officers and directors are afforded indemnification, by the company, to the greatest extend allowable under the General Corporation Law of the State of Nevada.  Also, the Board of Directors is afforded the power to purchase and maintain Officers and Directors Liability Insurance.  However, at this time the company does not maintain Officers and Directors Liability Insurance due to current cost constraints.

Undertakings

The undersigned Registrant hereby undertakes that,

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(4)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

38

(7)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Recent Sales of Unregistered Securities.

As set forth herein, there are 6,055,000 shares of common stock issued by us that are currently unregistered.  to: (i) founders stock to our officers and directors; or (ii) stock issued to certain consultants for services rendered; or (iii) stock issued to certain investors. The 6,000,000 shares issued to Jason Fiero in a private transaction in reliance on Section 4(2) of the Securities Act of 1933, as amended. The 55,000 further shares were issued to 9 investors for a total of $5,500 cash in a private transaction in reliance on Rule 504 of Regulation D promulgated under the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The investors acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities

Also, as disclosed above, we have issued 300 shares of Series A Preferred Stock to Premier Venture as of the date of this filing, in accordance with a certain Stock Purchase Agreement.   The 300 shares of Series A Preferred Stock were issued in a private transaction to Premier Venture in reliance on Rule 506 of Regulation D promulgated under the Securities Act. The shares of Series A Preferred Stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Premier Venture acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

39

EXHIBITS

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation		S-1		3.1	10/9/14
3.2	Designation of Preferred Stock		S-1		3.2	10/9/14
5.1	Opinion of Counsel on legality of securities being registered	X
10.1	Registration Rights Agreement between Action Sports Media Inc. and Premier Venture Partners, LLC dated July 24, 2014.		S-1		10.1	10/9/14
10.2	Stock Purchase Agreement between Action Sports Media Inc. and Premier Venture Partners, LLC dated July 24, 2014.		S-1		10.2	10/9/14
10.3	Promissory note issued by Action Sports Media Inc. to Jason Fierro dated December 13, 2013,		S-1		10.3	10/9/14
10.4	Promissory note dated January 7, 2014 to Noah Fouch		S-1		10.4	10/9/14
10.5	Employment Agreement between Action Sports Media Inc. and Jason Fierro dated January 1, 2014		S-1		10.5	10/9/14
10.6	Asset Purchase Agreement between Action Sports Media Inc. and Jason Fierro, sole proprietor of TYME, dated December 13, 2013.		S-1		10.6	10/9/14
10.7	Amendment No.1 to Registration Rights Agreement between Action Sports Media Inc. and Premier Venture Partners, LLC dated July 24, 2014.		S-1		10.7	10/9/14
10.8	Amendment No.1 to Stock Purchase Agreement between Action Sports Media Inc. and Premier Venture Partners, LLC dated July 24, 2014.		S-1		10.8	10/9/14
10.9	Amendment No.1 to Asset Purchase Agreement between Action Sports Media Inc. and Jason Fierro, sole proprietor of TYME, dated December 13, 2013.	X
10.10	Consulting Agreement with Mamer Motorsports	X
23.1	Consent of Accountants	X

40

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, State of California, on January 5, 2015.

ACTION SPORTS MEDIA, INC.

By: /s/ Jason Fierro Title: Chief Executive Officer / Chief Financial Officer / Principle Accounting Officer / Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signatures	Capacity	Date
By: /s/ Jason Fierro	Title: Chief Executive Officer / Chief Financial Officer / Principle Accounting Officer / Director	January 8, 2015

41